UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 24, 2008

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 24, 2008, Kulicke and Soffa Industries, Inc. (the “Company”), through its Israeli subsidiaries, entered into an agreement with the tax authority in Israel settling a tax dispute for approximately $12.5 million, which will be paid in the Company’s second fiscal quarter. As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ending September 27, 2008, in October 2007, the tax authority in Israel asserted that the Company owed withholding and income taxes. As of September 27, 2008, the asserted amount totaled $34.3 million after adjustment for foreign currency changes.

The Company maintains tax reserves related to this and other tax liabilities. As a consequence of the settlement, the Company expects to reduce its tax reserves in an amount that is not yet determinable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 2, 2009	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ Maurice E. Carson
	Name:	Maurice E. Carson
	Title:	Senior Vice President, Chief Financial Officer